SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      July 18, 2000
(Date of earliest event reported)  (July 14, 2000)

CTC COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)    Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
(Registrant's telephone number including area code)

(Former name or former address if changed since last report)

Item 5.  Other Events

On July 14, 2000, the Registrant issued the following press release:

CTC COMMUNICATIONS ACTIVATES ITS INTEGRATED COMMUNICATIONS NETWORK, INTELLINET(sm), IN THE PHILADELPHIA AND BALTIMORE MARKETS.

--CTC Continues Branch Sales Office and Network Expansion--

WALTHAM, Mass. July 14, 2000-- CTC Communications Group Inc. (NASDAQ NM:
CPTL)--a rapidly expanding provider of state-of-the-art integrated communications solutions for medium-to-large enterprises-- announced that it has installed and activated its Integrated Communications Network called IntelliNET(sm), in Philadelphia, PA. and Baltimore, MD. to serve business customers in these metro and surrounding areas as the Company continues its geographic expansion along the East Coast.

In advance of this network expansion, CTC already opened and staffed three sales offices in the eastern Pennsylvania region and two in Maryland to acquire and serve new business customers. CTC. s announcement today represents a major commitment to both the Philadelphia and Baltimore areas and their surrounding communities. By activating its ATM+IP integrated communications network in these markets, the Company will now be able to deliver broadband voice and data services to business customers from Philadelphia to Allentown, PA and into Southern New Jersey markets, including Princeton and Trenton. In the Baltimore, MD marketplace, CTC will service Washington D.C. as well as the greater Baltimore area. The Company now enjoys contiguous sales and network coverage from Maine to Maryland.

In a related matter, CTC also announced the addition of Steven Cundall as Vice President of Branch Development. Mr. Cundall joins CTC with over 17 years experience in recruitment and development of sales and service teams in the field of telecommunications. Prior to joining CTC, Mr. Cundall operated Cornerstone Group, which provided consulting services to telecommunications and other businesses in both sales and organizational development. Mr.
Cundall will be responsible for supporting CTC. s rapid expansion plans in the company wide hiring and development of sales and service personnel.
"We are very excited about both of these announcements today" stated Robert Fabbricatore, Chairman and CEO of CTC. "The response to IntelliNET(sm) has been great and by activating our network in Philadelphia and Baltimore we now have access to business customers from Maine to Washington D.C. that spend over $25 billion on telecommunications services and over $16 billion in our medium to larger business target market." Mr. Fabbricatore continued, "The addition of Steve Cundall will permit us to open and staff branch sales offices more efficiently and make them productive more rapidly. His expertise in hiring experienced and qualified individuals is exceptional and a critical skill set in this tight job market. He is on track in meeting our sales and service staffing needs as we aggressively expand our market presence and execute our growth plan."

About CTC Communications
CTC is a rapidly growing, full-service Integrated Communications Provider
(ICP) delivering converged voice, data, Internet and video solutions to medium and larger business customers in the most robust telecommunications region in the world. the Washington D.C. to Boston corridor. Designated by Bloomberg Personal Finance Magazine as one of the top "one hundred fastest growing U.S. technology companies," CTC was serving more than 13,000 customers with 314,500+ access lines as of March 31, 2000. Central to the Company. s performance and future growth is its Cisco-powered IP+ATM
Integrated Communications Network (ICN) named IntelliNET(sm), which is deployed throughout the northeast states.

CTC markets its full portfolio of services through its over 450 member sales and service representatives located in 36 branch offices throughout the New England States, New York, New Jersey, Pennsylvania and Maryland. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the northeast and an industry-leading line retention rate in excess of 99 percent. CTC can be found on the worldwide web at www.ctcnet.com.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including branch sales office and ICN Network expansion and fiber network build-out.. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements, including anticipated ICN Network capabilities, which speak only as to the date hereof. Additional information about these risks and uncertainties is set forth in the Company. s most recent report on Form 10-K. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

# # #
Contact:

John Dinsmore
Feldman Communications Inc.
410-571-8900 (t)
JDFelCom@aol.com (e)
www.FeldmanCommunications.com

Alan Russell
CTC Communications
781-522-8731 (t)
arussell@ctcnet.com (e)
http://www.ctcnet.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  CTC COMMUNICATIONS GROUP, INC.
                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration

Dated:  July 18, 2000